Exhibit 99.1

Walgreen Co. Corporate Communications  ● 200 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 914-2500

Contact:	Michael Polzin
(847) 914-2925
FOR IMMEDIATE RELEASE		http://news.walgreens.com

WALGREENS COMPLETES ACQUISITIONS OF WORKSITE HEALTH CARE PROVIDERS

I-TRAX/CHD MERIDIAN HEALTHCARE AND WHOLE HEALTH MANAGEMENT

Company looks to offer 10,000 points of care by 2012, including pharmacies and retail and worksite health centers, to deliver health care solutions where people live and work

DEERFIELD, Ill., May 1, 2008 – Walgreens (NYSE, NASDAQ: WAG) has completed its acquisitions of I-trax, Inc., parent company of CHD Meridian Healthcare, and privately-held Whole Health Management, two leading companies that together operate more than 350 worksite health centers. The acquired companies’ services include primary and acute care, wellness, pharmacy and disease management services and health and fitness programming.

The acquisitions position Walgreens as the leading provider of worksite health services. Combined with Walgreens wholly-owned subsidiary and convenient care clinic manager, Take Care Health Systems, they will form the platform for the new Walgreens Health and Wellness division. Chadds Ford, Penn.-based I-trax/CHD Meridian and Cleveland-based Whole Health will combine to operate under the name, Take Care Employer Healthcare Solutions.

“Our official entry into the health care services and wellness space marks a very exciting day for our shareholders, customers and employees,” said Walgreens Chairman and CEO Jeffrey A. Rein. “We believe our leadership position in pharmacy, trusted health care brand and goal of 10,000 points of care by 2012 will give us opportunities to meaningfully address the access issues that currently challenge the U.S. health care system.”

Corporate clients served by I-trax/CHD Meridian and Whole Health include BMW, Eastman Chemical, Glatfelter, Lowe’s, Toyota, Continental Airlines, Florida Power and Light, Harrah’s Entertainment, Scotts Miracle-Gro and Sprint.

“Walgreens Health and Wellness division is positioned to deliver an unparalleled offering to the marketplace,” said Hal F. Rosenbluth, president of Walgreens Health and Wellness and chairman of Take Care Health Systems. “We will combine the strength of Take Care Employer Healthcare Solutions with our existing Take Care Health Clinics, located at Walgreens drugstores, to improve patient health outcomes, lower costs and increase Walgreens relationships with employers and health plans.”

On March 17, Walgreens announced its intent to acquire I-trax, Inc. in a cash transaction valued at approximately $278 million, including the assumption of debt. On April 25, Walgreens announced the successful completion of the tender offer for I-trax. On April 30, Walgreens completed its acquisition of I-trax through a merger in which all shares of I-trax common and preferred stock not validly tendered and purchased in the tender offer were converted into the right to receive cash consideration equal to the applicable tender offer purchase price per share. As a result of the merger, I-trax became a wholly-owned subsidiary of Walgreens and the shares of I-trax were withdrawn from trading on the American Stock Exchange.

Walgreens also announced on March 17 its agreement to acquire Whole Health Management; terms of the deal weren’t disclosed.

For employers seeking more information on Take Care Employer Healthcare Solutions, email: employerhealthcaresolutions@takecarehealth.com.

About Walgreens

Walgreens is the nation’s largest drugstore chain with fiscal 2007 sales of $53.8 billion. The company operates 6,271 stores in 49 states, the District of Columbia and Puerto Rico. Walgreens is expanding its patient-first health care services beyond traditional pharmacy through Walgreens Health Services, its managed care division, and Take Care Health Systems, a wholly-owned subsidiary that manages 163 convenient care clinics at Walgreens drugstores. Walgreens Health Services assists pharmacy patients and prescription drug and medical plans through Walgreens Health Initiatives Inc. (a pharmacy benefit manager), Walgreens Mail Service Inc., Walgreens Home Care Inc., Walgreens Specialty Pharmacy LLC and SeniorMed LLC (a pharmacy provider to long-term care facilities). More information about Walgreens is available at Walgreens.com.

About Take Care Health SystemsSM

Take Care Health Systems (www.takecarehealth.com), one of the largest managers of convenient care clinics, is a wholly-owned subsidiary of Walgreens. The Company combines best practices in health care and the expertise and personal care of providers to deliver access to high-quality, affordable, convenient health care to all individuals. Take Care Health Clinics are located at select Walgreens drugstores nationwide, where nurse practitioners and physician assistants focus exclusively on the diagnosis and treatment of common family illnesses, vaccinations, physicals and screenings. Take Care Health Systems currently manages 163 Take Care Health Clinics in 17 cities throughout 14 states, with plans to have more than 400 clinics in operation by the end of 2008. The Company maintains a detailed quality assurance program including collaborating physician review to promote quality care, patient safety and state scope of practice compliance. Patient care is provided by Take Care Health Services, an independently owned state professional corporation established in each market.

About I-trax

I-trax is a leading provider of integrated workplace health and productivity management solutions. Serving more than 160 clients at nearly 300 locations in the United States, I-trax offers on-site health, fitness and wellness centers through its CHD Meridian Healthcare, LLC and ProFitness Health Solutions, LLC subsidiaries that deliver primary care, acute care corporate health, occupational health and pharmacy care management services, as well as fitness and wellness programming and integrated disease management programs. CHD Meridian is focused on making the workplace safe, helping companies achieve employer of choice status, and reducing costs while improving the quality of care received and the productivity of the workforce. Managing employer-sponsored health centers for over 40 years, some of CHD Meridian Healthcare's clients include: BMW, Coushatta Casino Resort, Deutsche Bank, Eastman Chemical, Fieldale Farms, Glatfelter, Lowe’s, Toyota and Unum. For more information, visit www.chdmeridian.com.

About Whole Health Management

Whole Health Management is a leading operator of on-site and near-site employer sponsored clinics, health and wellness centers, and pharmacies in the United States. Since 1981, Whole Health has provided comprehensive and integrated occupational health, preventive care, urgent and primary care, physical therapy, fitness programs, health risk and disease management, health coaching and behavioral health counseling to corporate employees and their families. Whole Health clinics deliver significant savings to corporations through lower health care costs, increased productivity, reduced employee sick time, and decreased pharmacy costs. Whole Health currently serves more than 300,000 employees, and in many cases, spouses and dependents, at 69 sites, including many large corporations and Fortune 500 companies. For more information about Whole Health, visit www.wholehealthnet.com.

Cautionary Statements

This news release may contain forward-looking statements that involve risks and uncertainties (as such “forward-looking” statements are defined under the U.S. Private Securities Litigation Reform Act). The following factors, among others, could cause results to differ materially from management expectations as projected in such forward-looking statements: the inability to satisfy conditions to the completion of the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; social and political conditions such as war, political unrest and terrorism or natural disasters; and general economic conditions and normal business uncertainty and competition and its effect on pricing, spending, third-party relationships and revenues.

These forward-looking statements speak only as of the date of this press release, and no undertaking has been made to update or revise them if there are changes in expectations or if any events, conditions or circumstances on which any such forward-looking statement is based. Investors are referred and encouraged to read the “Cautionary Note Regarding Forward-Looking Statements” in Walgreens most recent Form 10-K, as amended, as well as the “Forward-Looking Statements” section of I-trax’s Form 10-K, each of which is incorporated into this news release by reference.